UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 3, 2022

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania		1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

525 William Penn Place
Suite 3300
Pittsburgh,	Pennsylvania		15219

(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Capital Stock, par value $1.25 per share	KMT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On June 3, 2022, Mr. Damon Audia, Vice President and Chief Financial Officer, notified Kennametal Inc. (“Kennametal” or the “Company”) of his resignation from the Company to pursue another opportunity.
In connection with the departure of Mr. Audia, the Board of Directors (the “Board”) of the Company elected Patrick S. Watson, on June 7, 2022, to serve as Vice President and Chief Financial Officer, effective June 9, 2022. Mr. Watson will report to Kennametal President and Chief Executive Officer, Christopher Rossi. Mr. Watson, age 49, currently serves as the Company’s Vice President Supply Chain and Logistics and Vice President Finance and Corporate Controller. He will continue in his role as Corporate Controller until that position is filled. Mr. Watson has 18 years of global financial, M&A and supply chain leadership experience with Kennametal. He has served as the Vice President Finance and Corporate Controller since March 2017, Vice President Finance for the Metal Cutting Business Segment (previously Industrial Business Segment) from March 2014 to February 2017, and prior to this in other various roles of increasing responsibility in the Company.
Mr. Watson, under his position as Vice President and Corporate Controller, has an indemnification agreement and an officer’s employment agreement with the Company in the forms previously approved by the Board. These agreements will remain in place with his new role of Vice President and Chief Financial Officer.
In connection with his appointment as Vice President and Chief Financial Officer, Mr. Watson will be entitled to the following:
•Annual base salary of $400,000.
•Participation in the Company’s Long Term Incentive Plan (“LTIP”) with a grant to be made under the Kennametal Inc. Stock and Incentive Plan of 2020 (the “2020 Plan”) on or about August 15, 2022 with a total value of $400,000, consisting of (i) Restricted Stock Units (“RSU’s”) in the amount of $160,000 which will vest in equal parts over a 3 year period, with one-third vesting on each anniversary date of the grant; and (ii) Performance Stock Units (“PSU’s”) in the amount of $240,000 which cliff vest on the third grant date anniversary subject to the achievement of certain Kennametal performance measures in each of the three years in the term.
•Participation in the Company’s Annual Incentive Plan with a target bonus for fiscal year 2023 of 60% of annual base salary.
•Participation in all general employee benefit plans and programs as well as participation in any plans and programs for executives.

Item 8.01 Other Events.
On June 9, 2022, the Company issued a press release announcing the appointment of Patrick Watson as Vice President and Chief Financial Officer. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1    Form of Executive Officer Agreement as of April 2018 (Exhibit 10.60 of Form 10-K filed August 10, 2018 is incorporated herein by reference)
10.2    Form of Indemnification Agreement for Named Executive Officers (Exhibit 10.2 of the Form 8- K filed March 22, 2005 is incorporated herein by reference)
99.1    Press Release dated June 9, 2022
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date:	June 9, 2022	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel

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